                        ERP OPERATING LIMITED PARTNERSHIP
                             CONSOLIDATED HISTORICAL
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    HISTORICAL
                                                           -----------------------------------------------------------
                                                              9/30/00         9/30/99        12/31/99       12/31/98
                                                           -----------------------------------------------------------
                                                                              (AMOUNTS IN THOUSANDS)
REVENUES
  Rental income                                              $1,454,958      1,243,958     $1,711,738     $1,293,560
  Fee and asset management                                        4,711          3,432          5,088          5,622
  Interest income - investment in mortgage notes                  8,282          8,502         12,559         18,564
  Income from investments in unconsolidated joint
    ventures                                                     14,589          7,042         10,491          3,105
  Interest and other income                                      19,009         10,613         13,242         16,145
  Furniture income                                               14,228           --             --             --
                                                             ----------     ----------     ----------     ----------

     Total revenues                                           1,515,777      1,273,547      1,753,118      1,336,996
                                                             ----------     ----------     ----------     ----------

EXPENSES
  Property and maintenance                                      368,291        300,798        414,026        326,733
  Real estate taxes and insurance                               141,830        126,304        171,289        126,009
  Property management                                            56,204         42,817         61,626         53,101
  Fee and asset management                                        3,647          2,301          3,587          4,279
  Depreciation                                                  335,844        297,505        408,688        301,869
  Interest:
     Expense incurred                                           285,337        241,516        337,189        246,585
     Amortization of deferred financing costs                     4,063          2,773          4,084          2,757
  General and administrative                                     19,439         15,736         22,296         20,631
  Furniture operating costs                                       9,505           --             --             --
  Amortization of goodwill and intangibles                          767           --             --             --
                                                             ----------     ----------     ----------     ----------

     Total expenses                                           1,224,927      1,029,750      1,422,785      1,081,964
                                                             ----------     ----------     ----------     ----------

Income before extraordinary items                            $  290,850     $  243,797     $  330,333     $  255,032
                                                             ==========     ==========     ==========     ==========

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                        $  285,337     $  241,516     $  337,189     $  246,585
   Amortization of deferred financing costs                       4,063          2,773          4,084          2,757
   Preferred distributions                                       83,597         85,118        113,196         92,917
                                                             ----------     ----------     ----------     ----------

Total Combined Fixed Charges
   and Preferred Distributions                               $  372,997     $  329,407     $  454,469     $  342,259
                                                             ==========     ==========     ==========     ==========
Earnings before combined fixed charges
   and preferred distributions                               $  580,250     $  488,086     $  671,606     $  504,374
                                                             ==========     ==========     ==========     ==========

Funds from operations before combined fixed
   charges and preferred distributions (1)(2)(3)             $  910,071     $  781,176     $1,074,072     $  801,065
                                                             ==========     ==========     ==========     ==========

Ratio of earnings before combined fixed charges
   and preferred distributions to combined fixed charges
   and preferred distributions                                     1.56           1.48           1.48           1.47
                                                             ==========     ==========     ==========     ==========

Ratio of funds from operations before combined fixed
   charges and preferred distributions to combined fixed
   charges and preferred distributions                             2.44           2.37           2.36           2.34
                                                             ==========     ==========     ==========     ==========

----------------------------------------------------------------------------------------------------------------------

(1) Includes the Company's share of depreciation
       from Unconsolidated Properties                        $      890     $      710     $   1,009     $      183
                                                             ==========     ==========     ==========     ==========

(2) Excludes non-real estate depreciation                    $   (5,830)    $   (5,125)    $  (7,231)    $   (5,361)
                                                             ==========     ==========     ==========     ==========

(3) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                       $   (1,083)    $      --      $      --     $       --
                                                             ==========     ==========     ==========     ==========

                                                                            HISTORICAL
                                                           ----------------------------------------------
                                                              12/31/97        12/31/96       12/31/95
                                                           ----------------------------------------------
                                                                      (AMOUNTS IN THOUSANDS)
REVENUES
  Rental income                                              $  707,733     $  454,412     $  373,919
  Fee and asset management                                        5,697          6,749          7,030
  Interest income - investment in mortgage notes                 20,366         12,819          4,862
  Income from investments in unconsolidated joint
    ventures                                                        --             --             --
  Interest and other income                                      13,282          4,405          4,573
  Furniture income                                                  --             --             --
                                                             ----------     ----------     ----------

     Total revenues                                             747,078        478,385        390,384
                                                             ----------     ----------     ----------

EXPENSES
  Property and maintenance                                      176,075        127,172        112,186
  Real estate taxes and insurance                                69,520         44,128         37,002
  Property management                                            26,793         17,512         15,213
  Fee and asset management                                        3,364          3,837          3,887
  Depreciation                                                  156,644         93,253         72,410
  Interest:
     Expense incurred                                           121,324         81,351         78,375
     Amortization of deferred financing costs                     2,523          4,242          3,444
  General and administrative                                     14,821          9,857          8,129
  Furniture operating costs                                        --             --             --
  Amortization of goodwill and intangibles                         --             --             --
                                                             ----------     ----------     ----------

     Total expenses                                             571,064        381,352        330,646
                                                             ----------     ----------     ----------

Income before extraordinary items                            $  176,014     $   97,033     $   59,738
                                                             ==========     ==========     ==========

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                        $  121,324     $   81,351     $   78,375
   Amortization of deferred financing costs                       2,523          4,242          3,444
   Preferred distributions                                       59,012         29,015         10,109
                                                             ----------     ----------     ----------

Total Combined Fixed Charges
   and Preferred Distributions                               $  182,859     $  114,608     $   91,928
                                                             ==========     ==========     ==========

Earnings before combined fixed charges
   and preferred distributions                               $  299,861     $  182,626     $  141,557
                                                             ==========     ==========     ==========

Funds from operations before combined fixed
   charges and preferred distributions (1)(2)(3)             $  453,387     $  273,800     $  212,138
                                                             ==========     ==========     ==========

Ratio of earnings before combined fixed charges
   and preferred distributions to combined fixed charges
   and preferred distributions                                     1.64           1.59           1.54
                                                             ==========     ==========     ==========

Ratio of funds from operations before combined fixed
   charges and preferred distributions to combined fixed
   charges and preferred distributions                             2.48           2.39           2.31
                                                             ==========     ==========     ==========
----------------------------------------------------------------------------------------------------------------------

(1) Includes the Company's share of depreciation
       from Unconsolidated Properties                        $      --       $      --     $      --
                                                             ==========     ==========     ==========

(2) Excludes non-real estate depreciation                    $   (3,118)     $  (2,079)    $   (1,829)
                                                             ==========     ==========     ==========

(3) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                       $      --       $      --     $      --
                                                             ==========     ==========     ==========
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